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                                   EXHIBIT 9

                         OPINION AND CONSENT OF COUNSEL
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                                                      DAVID A. HOPKINS
                                                      Counsel
                                                      United States Division
June 4, 1993
                                                      United States Home Office
                                                      6201 Powers Ferry Road, NW
                                                      Suite 600
                                                      Atlanta, GA 30339

                                                      (404)953-1959




Canada Life Insurance Company of New York
500 Mamaroneck Avenue
Harrison, New York 10528




RE: Canada Life of New York Variable Annuity Account 2 (the "Account") Registration Statement on Form N-4


Gentlemen:

In my capacity as Counsel, U.S. Division for The Canada Life Assurance Company (the "Company"), it is my professional opinion that:

1. Canada Life Insurance Company of New York (the "Company") is a corporation duly organized, validly existing and qualified as a stock life insurance company to write life and disability insurance and variable annuities/variable life - separate accounts under the laws of the State of New York;

2. The establishment of the Account as a separate investment account of the Company is authorized, and when created, shall validly exist under the laws of the State of New York;

3. The offer and sale of individual variable annuity contracts ("contracts") have been duly authorized by the Company and the contracts, when issued in accordance with the Registration Statement and in compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

4. If and to the extent the Company so provides under its variable annuity contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to such Account will not be chargeable with liabilities arising out of any other business the Company may conduct;

5. Owners of contracts, as such, will not be subject to any deductions, charges or assessments imposed by the Company other than those provided in the contracts.
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In forming this opinion, I have made such examination of law and have examined such records and other documents as in my judgment are necessary and appropriate.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ David A. Hopkins

David A. Hopkins
Counsel, U.S. Division

DAH/kr